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                                                                 EXHIBIT NO. 5.1

                             SHANLEY & FISHER, P.C.

                               131 Madison Avenue

                        Morristown, New Jersey 07962-1979
                                 (973) 285-1000

                                   May 5, 1999

The BISYS Group, Inc.
150 Clove Road
Little Falls, New Jersey  07424

         Re:      The BISYS Group, Inc.
                  Registration Statement on Form S-3

Ladies and Gentlemen:

         We have acted as special counsel to The BISYS Group, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of a registration statement on Form S-3 (the "Registration Statement") relating to the offer and sale of up to 155,378 shares of the Company's common stock, par value $.02 per share, presently issued and outstanding (the "Shares"). The Shares are to be offered and sold for the accounts of the selling stockholders named in the prospectus constituting a part of the Registration Statement.

         This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

         For purposes of this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement together with exhibits filed as a part thereof and all such other documents, records, certificates, including certificates of public officials, and other instruments as we have deemed necessary or appropriate.

         Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized, validly issued
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The BISYS Group, Inc.
May 5, 1999
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and are fully paid and non-assessable, and will, when sold, be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name therein and in the prospectus constituting a part thereof under the caption "Legal Matters". By giving the foregoing consent, we do not admit that we are persons whose consent is required under Section 7 of the Act.

                                       Very truly yours,

                                       SHANLEY & FISHER, P.C.